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                                                                   Exhibit 10.10

                       BRANCH OFFICE MANAGEMENT AGREEMENT


                  Agreement made as of the ___ day of , 199 , between All-Tech Investment Group, Inc. (the "Company"), with offices at 160 Summit Avenue, Montvale, New Jersey 07645 and (the "Manager"), residing at
        .

                  The Company is registered as a securities broker/dealer with the Securities and Exchange Commission (the "SEC") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). The Company is engaged in the retail securities business and desires to expand such business. The Manager is desirous of opening and managing a retail securities branch office for the Company in or around .

                  In consideration of the foregoing and the promises contained herein, the parties hereto agree as follows:

                  1. Position. The Company hereby appoints and the Manager hereby agrees to be appointed as the branch office manager of a branch office of the Company to be established in or around (the "Branch Office").

                  2. Term. This Agreement is for a term of three years from the date hereof (the "Term") and shall be automatically renewed for two additional three year Terms unless terminated earlier as provided in this Agreement.

                  3. Duties. The Manager shall perform all of the duties typically performed by a branch office manager of a retail securities firm including, but not limited to: (i) the hiring, supervising and firing of all office personnel, including registered personnel; (ii) office compliance with applicable rules (as such term is defined in Paragraph 11(c) hereof) as well as compliance with Company policies and procedures; and (iii) the maintaining of all books and records required to be maintained by a branch office under the rules and regulations from time to time in effect which are promulgated by the SEC, the NASD or other self regulatory organization with jurisdiction over the Company and any other federal, state or local authority with jurisdiction over the Branch Office.

                  4. Office  of Supervisory Jurisdiction; Staffing.

                           (a) The Manager understands that the Company,
pursuant to Section 3010(a)(3) of the NASD Conduct Rules, may designate the Branch Office as an office of supervisory jurisdiction, in which case the Manager agrees to become licensed as a general securities principal prior to and during the maintenance of such designation. The Manager agrees that s/he shall be directly responsible, in the first

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instance, for the review of the activities of registered representatives and persons associated with the Company in the Branch Office.

                           (b) The Branch Office shall employ a receptionist and
such other employees as it deems necessary and advisable.

                           (c) The Manager understands and acknowledges that no
person may be paid any commission income who is not appropriately registered with the Company's self regulatory organization (currently the NASD) and is not employed by the Company.

                  5. Limitations on Management Authority. The following limitations are hereby imposed on the Manager's authority with respect to the Branch Office:

                           (a) The Manager is not authorized to commit the
Company's funds or to bind the Company to any contract without receiving the prior written approval of the Chief Financial Officer of the Company, which is currently Mark Shefts. The Manager shall instruct all third party providers of goods or services to the Branch Office to submit authorized invoices which are payable by the Company directly to the Company's Chief Financial Officer at the Company's Main Office (the "Main Office") for payment. In the event any authorized invoice is submitted to the Branch Office by any third party provider in which the Company is the named payor, the Manager shall immediately forward such invoice to the Main Office;

                           (b) The Manager is not authorized to recommend, or
permit any person or persons under his/her supervision to recommend, any prolonged or continued volume accumulation of securities without receiving the prior written approval of Harvey Houtkin, the Chief Executive Officer of the Company, or the Company's Chief Compliance Officer;

                           (c) The Company's Chief Compliance Officer must give
his or her prior written approval for the hiring of all personnel;

                           (d) The Company's Chief Compliance Officer must give
his or her written approval for all advertising or marketing materials prior to their distribution or use;

                           (e) The Manager may advertise only in the local area
of the Branch Office;

                           (f) The Manager may not conduct an options business
unless a registered options principal is working at the Branch Office. In all other cases options business must be conducted through the Company's principal office through its registered options principal.


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                           (g) The Manager may not conduct any training in
electronic trading by Customers, as hereinafter defined, at the Branch Office or elsewhere, other than on-floor assistance to customers who have been trained in connection with the training program operated by All-Tech Training Group, Inc. ("ATG") or be associated in any way with any such training program operated by any third party except the training program operated by ATG. The Manager shall notify the Company at any time s/he wishes ATG to conduct any such training.

                  6.  Purchase and Sale Orders.

                           (a) All orders taken by personnel in the Branch
Office must be transmitted to the Company's Montvale, New Jersey office for execution. Any exception to this policy must be approved in advance by the President or Chief Compliance Officer of the Company. No purchase or sale transaction may be accepted unless sufficient funds or equity to consummate the transaction are in the account for which the order is being taken.

                           (b) The commission charged to effect a transaction on
behalf of a customer shall equal the Company's standard commission charges for transactions of that type. Such standard charges are currently between $20.00 and $31.25 plus any additional fees charged in the customers' commission (or absorbed by the Branch Office) for transactions effected on Nasdaq, an exchange or any proprietary execution system.

                           (c) The foregoing subparagraph 6(b) notwithstanding:

                                    (i) the Main Office shall set commission
charges for the Remote Customers (as hereinafter defined) of the Branch Office, which commission is currently $25.00 per transaction; and

                                    (ii) the commission for "general retail"
business transactions effected by the Company for a customer of the Branch Office shall equal the sum of (A) $25.00, (B) applicable self regulatory organization ("SRO"), Nasdaq, exchange and/or fees charged by an electronic communications network ("ECN"), and (C) such additional amount as is within Company parameters as the Company designates in writing from time to time to the Manager.

                  7. Financial Responsibilities for Branch Office. The Manager agrees to bear complete financial responsibility for the opening and operation of the Branch Office ("Branch Expenses"), such responsibility to include, but not be limited to, the following:

                           (a) All expenses of opening and operating the Branch
Office, including rent, telephones, cost of lines and equipment to connect the Branch Office to the Company's Main Office, cost of stock quotation service for the Branch Office,

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utilities, equipment, supplies, furniture and fixtures, advertising, insurance and any other expenses incurred in connection with such opening and operation. All computer and data transmission equipment for the use of the Branch Office, in accordance with the Company's specifications, and all upgrades and modifications thereof required by the Company, shall be purchased from the Company, at the expense of the Branch Office, including the cost of shipping the same;

                           (b) All costs of Company personnel directly assigned
to handle the order flow generated by the Branch Office, and all personnel employed at the Branch Office, which costs include, but are not limited to, salaries, taxes, (including, but not limited to, payroll taxes), bonuses, benefits, (including, but not limited to, health insurance) and registration and CRD charges for such personnel;

                           (c) All costs or expenses of compliance, litigation,
arbitration and regulatory investigations related to the Branch Office, including, but not limited to, attorneys' fees and expenses, fines and judgments;

                           (d) All debit balances in customers' accounts and the
costs associated with collecting those debit balances;

                           (e) All other costs incurred in connection with the
Company's clearing agreement which are attributable to the Branch Office;

                           (f) A charge for processing and cancelling trades
(the "Ticket Fee"), equal to fifty percent (50%) of the commission charged to the customer (the "Base Ticket Fee"), but no lower than $12.50, plus the following:

                                    (i) For Nasdaq trades, all applicable Nasdaq
and/or ECN fees charged in the customer's commission or absorbed by the Branch Office.

                                    (ii) For listed trades, fee per share (as
from time to time disclosed in writing to the Manager plus all applicable Nasdaq, exchange, floor execution, and/or ECN fees and charges charged in the customer's commission or absorbed by the Branch Office.

                                    (iii) For options, the Company's applicable
fee per option contract (as from time to time disclosed in writing to the Manager).

The foregoing notwithstanding, for general retail business, the Ticket Fee shall equal the sum of (A) $12.50, (B) applicable SRO, Nasdaq, exchange, floor execution, and/or ECN fees and charges, and (C) 25% of the portion of the commission charged for a transaction which exceeds the sum of (A) and (B).

                           (g) The cost of Nasdaq and other third party provider
equipment and services utilized by the Company for the Branch Office. The obligation of the

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Manager for the cost of such third party equipment and services shall survive the termination of this Agreement and terminate at the earliest date when termination of the contract therefor is permitted by such third party provider.

                           To the extent the foregoing expenses are start-up or
one time expenses, such as equipment, CRD charges, Nasdaq and communication line installation charges and deposits and the like, the Manager shall forward payment therefor upon receipt of written advice from the Company as to the charges in respect thereof. To the extent the foregoing expenses are of an ongoing nature, such as payroll, taxes, stock quotation services and the like, the Company shall pay all of the foregoing costs and expenses and such amounts shall be deducted from Monthly Gross Revenue in the calculation of the Manager's Compensation, all as set forth and defined in Paragraph 8 below.

                           In addition to the foregoing, the Branch Office shall
maintain an error account fund equal to $10,000.00. Such fund shall be established by the Company withholding $1.00 on each transaction effected for an account of the Branch Office until such amount is attained (or reattained, should the error account be utilized for an error arising from a transaction effected for an account of the Branch Office). Such error account fund shall be non-interest bearing. Upon termination of this Agreement, the Company may offset against amounts in the error account any amounts owing to the Company by the Branch Office hereunder. Upon the termination of this Agreement and payment of all amounts owing to the Company hereunder, including, but not limited to, amounts owing pursuant to subparagraph 7(g) hereof, any amount retained in such error account after a final accounting for the Branch Office shall be remitted to the Manager.

                           In addition to the foregoing, the Manager shall,
simultaneous with the Manager's execution of this Agreement, pay to the Company the non-refundable sum of $110,000.00.

                           This Section 7(g) shall survive the termination of
this Agreement; and

                           (h) A charge of $.25 per ticket for the cost of
national advertising, marketing and public relations.

                  8.  Compensation to Manager.

                           (a) The Manager shall receive from the Company all of
the "Monthly Gross Revenue", as hereinafter defined, generated by the Branch Office less the Branch Expenses (the "Manager's Compensation"). The Manager shall be paid on or before the 15th day of the month for the Monthly Gross Revenues generated in the immediately preceding month.


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                           (b) The term "Monthly Gross Revenues" as used herein
shall mean all commission revenue generated during a month through the efforts of the Branch Office personnel and received by the Company prior to the 20th day of the immediately succeeding month.

                  9. Remote Customers.

                           (a) "Remote Customers" of the Company are all those
customers of the Company who trade via the Company's Attain(R) system from a location other than a branch office.

                           (b) A Remote Customer shall be designated as a Remote
Customer of the Branch Office if such customer has been referred to the Company in writing by the Manager and such customer's trades (i) are routed through a remote area server of the Branch Office, or (ii) communicated to the Company via Internet. When a Remote Customer is so designated as a Remote Customer of the Branch Office, the Manager shall be entitled to the compensation with respect to such Remote Customer set forth in Paragraph 8 above. Remote Customers designated as Remote Customers of the Branch Office shall be considered as customers of the Branch Office for all purposes hereunder as fully as if such customers were physically present at the Branch Office and the Manager shall be responsible for all costs of doing business with such Remote Customers, including, without limitation, the costs described in Paragraphs 7 and 10 hereof; provided, however, the Branch Office shall not bear the cost of the Remote Customers' computer and related equipment, which shall be the sole responsibility of the Remote Customers.

                           (c) If a Remote Customer of the Branch wishes to
change branches (because of lower communication costs or some other reason), the Manager may elect to keep such Remote Customer as a Remote Customer of the Branch Office by installing for such Remote Customer an incoming 800 number into the Remote Area Server ("RAS") of the Branch Office or by negotiating with the branch office to which the customer wishes to move for the "lease" of a line of such other branch office's RAS for that Remote Customer. The Company recommends that the charge for such inter-branch "lease" be $100.00 per line.

                           (d) The Manager understands and agrees that the
Company has Remote Customers who are not designated as customers of the Branch Office. The Manager agrees that such non-Branch Office Remote Customers shall be entitled to utilize the Branch Office's RAS and the Company shall reimburse the Branch Office for the actual cost of such usage.

                  10. Customer Complaints. The Manager shall promptly inform the Company at its Main Office by telephone (and confirm in writing sent by telephone facsimile to the President or Chief Compliance Officer of the Company) of any customer complaints, whether written or oral, as set forth in the Branch Procedures

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section of the Company's Compliance Manual. If such complaints are in writing, copies of the complaint shall be provided to the Company by telephone facsimile simultaneous with the Manager's transmission of notification of the complaint. The Manager shall have the responsibility to resolve all customer complaints arising out of the Branch Office and the financial responsibility to bear the entire cost thereof. The Company reserves the right, in its sole discretion, to settle any complaint and charge the Manager with all of the costs of any such settlement, including attorneys' fees and disbursements, if any.

                  11. Representations of Manager. The Manager represents, warrants and covenants to the Company as follows:

                           (a) That on or before the Branch Office opens for
business the Manager will be duly licensed as a registered representative with the NASD and is not currently and has never been subject to a suspension or limitation on his/her ability to act as a registered representative;

                           (b) That, if the Company designates the Branch Office
as an office of supervisory jurisdiction, the Manager will be licensed as a general securities principal with the NASD and will not be subject to a suspension of that license or limitation on his/her ability to act as a principal prior to and during the maintenance of such designation;

                           (c) That the Manager is fully familiar with all
applicable rules, regulations, and statutes of all state and federal agencies which regulate securities markets as well as the constitution, rules, by-laws, regulations and customs of all applicable securities markets, associations, exchanges and clearing houses (hereinafter collectively referred to as the "Applicable Rules") and will fully comply therewith;

                           (d) That the Manager has read and understands the
Company's policies and Compliance Manual and will fully comply therewith;

                           (e) That the Manager, and each of them, attends and
completes all-Tech's four-week branch manager training course. The Branch Manager shall be responsible for his/her own transportation and living costs during the pendency of the course;

                           (f) That the Manager will devote all of his/her
working time, and his/her best efforts and attention to the active, on-site, day-to-day management of the Branch Office; and

                           (g) That the Manager is not a party to any agreement
preventing the execution by him/her of this Agreement or the fulfillment by the Manager of his/her obligations hereunder.


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                  12. Representations of the Company. The Company represents and warrants to the Manager as follows:

                           (a) That it is a member in good standing of NASD;

                           (b) That it is duly registered as a broker/dealer
with the SEC and the States of and New Jersey;

                           (c) That it is authorized to execute and deliver this
Agreement and to perform its obligations hereunder.

                  13. Indemnification. The Manager hereby agrees to indemnify, defend and hold the Company harmless from any loss, damage, claim, cost and expense, including, but not limited to, reasonable attorneys' fees and disbursements, arising out of his management of the Branch Office or his breach of this Agreement. This Paragraph 13 shall survive the termination of this Agreement.

                  14.  Non-Competition Covenants.

                           (a) The Manager acknowledges that the Company's
Customers, as hereinafter defined, are a valuable, special and unique asset of the Company's business. For the purposes of this paragraph, the term "Customer" refers to individuals, entities, and individuals acting on behalf of entities
(i) who are Customers at the time of the Manager's termination ("Termination"),
(ii) who were Customers of the Company within a year prior to Termination, (iii) who were being solicited as Customers of the Company within a year prior to Termination, and also refers to any accounts owned or controlled, directly or indirectly, by a Customer.

                           (b) During the Term of this Agreement and for a
period of one year thereafter the Manager agrees that s/he shall not:

                                    (i) Solicit or accept business on behalf of
any entity or person who is in Competition with the Company, as hereinafter defined, from any person who is, or was, at any time during the preceding 12 months, a Customer of the Company;

                                    (ii) Induce or attempt to induce any
Customer to limit such Customer's business with Company, by direct advertising or solicitation;

                                    (iii) Disclose the names of any Customers to
any other person or persons, whether natural persons or business entities; or

                                    (iv) Solicit any of the employees of the
Company engaged in the Business, as hereinafter defined, including any individual who was an employee of

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the Company within one (1) year of the Manager's Termination, to leave the employ of the Company or to change the site of his/her employment within the Company.

                           (c) During the Term of this Agreement, and for a
period of one year after its Termination, the Manager agrees that s/he will not engage or become interested, directly or indirectly, as owner, employee, officer, director, partner, through stock ownership (except ownership of less than two percent (2%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange or are regularly traded by members of the NASD in the over-the-counter market), or by the investing of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation of any type of business or enterprise within 75 mile radius of the Branch Office, or within 25 miles of any other branch office of the Company, in any way in Competition, as hereinafter defined, with the Business conducted by the Company prior to the termination of the Agreement, otherwise than on behalf of the Company or any Affiliate thereof. "Affiliate", as the term is utilized in this Agreement shall mean any Company which has more than 50% of its equity owned by the Company or by persons who are beneficial owners of stock in the Company, or is controlled, by contract or otherwise, by the Company or its beneficial stockholders, controls or is under common control with the Company.

                           (d) The Company agrees that if the Company (i)
terminates this Agreement other than for "Cause," as hereinafter defined, or
(ii) fails to renew this Agreement without Cause, the Manager will not be bound by the covenants not to compete set forth in Paragraphs 14(a)-(c) above.

                           (e) The Manager and the Company agree that the
foregoing covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction, such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended.

                  "Competition," as such term is utilized in this Agreement, shall mean (a) engaging in the retail brokerage business with very active customers engaging in short-term or intra-day trading primarily utilizing the NASD's Small Order Execution System, or any successor thereto or any other electronic system for the delivery and execution of orders in the over-the-counter market, on an exchange or on an alternative trading system and/or (b) engaging in training persons to trade on-line or electronically (collectively, the "Business"), but shall not mean engaging in a general retail brokerage business in a retail brokerage firm.

                  "Cause," as such term is utilized in this Agreement, shall mean termination of this Agreement by the Company because of (i) the commission by

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Manager of Gross Misconduct, as defined in Paragraph 17(f) hereof, or (ii) the termination of this Agreement pursuant to Paragraph 17(g) or (h) hereof.

                           (f) The Company agrees that it shall not open a
branch which competes with the Branch Office. For the purposes of this Section 14(f), the determination of whether a branch office of the company competes with the Branch Office shall be in the sole discretion of the Company, without reference to the definition of "Competition" set forth above.

                           (g) This Paragraph 14 shall survive the termination
of this Agreement.

                  15. Confidential Information.

                           (a) Unless compelled by an order of a governmental
agency with authority over the subject matter or a court of competent jurisdiction, either during or after the Term of this Agreement, the Manager will not communicate, disclose or utilize for his/her own benefit or the benefit of any other entity or person any of the terms and conditions of this Agreement, or the techniques, plans, designs, programs, customer information or other information of the Company not in the public domain or, if in the public domain, if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties ("Confidential Information"). In the event that the Manager is required to disclose Confidential Information to the extent necessary to comply with the valid order of such an agency or court, the Manager shall notify the Company prior to making any such disclosure and shall promptly seek confidential treatment of such Confidential Information.

                           (b) Upon termination of this Agreement pursuant to
Section 17, the Manager agrees to promptly surrender to the Company all property purchased by the Company or produced on its behalf including all equipment and all originals and copies on any memoranda, customer lists, business manuals, programs and any other documents and material received by Manager while this Agreement is in effect and in the Manager's possession, custody or control. The Manager shall not retain or deliver to any other entity or person any of the foregoing or any summary thereof or memorandum pertaining thereto.

                  16. Lease; Sublet or Assignment. It shall be the responsibility of the Manager to enter into a lease of premises for the operation of the Branch Office in his/her own name or in the name of an entity controlled by the Manager. The Manager agrees to obtain the consent of the landlord in any lease for office space entered into by the Branch Office to a sublet or assignment of the lease to the Company. Such consent shall include an acknowledgment by the landlord that the premises may be utilized to operate a branch office of the Company, and in such event the Company's name shall be listed in the building directory and otherwise as is customary in such building but that in no event is the Company liable with respect to the lease unless a

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written sublet or assignment is entered into with the landlord. The Manager agrees to sublet the premises in which the Branch Office is located to the Company on a month to month basis. The Manager agrees that upon termination of this Agreement, the Company shall have the option, but not the obligation, to enter into an assignment or sublet of the lease with the Manager, and the Manager agrees to execute and deliver all such other documents and instruments as may be necessary or desirable to effectuate any such sublet or assignment, such obligation to survive the termination of this Agreement. The Manager agrees to furnish and decorate the space in a manner appropriate to the brokerage business and reasonably acceptable to the Company. The Manager further agrees that upon any termination of this Agreement for any reason, the Company shall have the right, but not the obligation, to purchase the furnishings and equipment utilized in the operation of the branch office at the then fair market value as determined by an independent appraiser selected by the Company in its reasonable discretion, such amount to be payable within 30 days after such termination.

                  17. Termination. This Agreement shall be terminated immediately upon the happening of the earliest of the following events:

                           (a) If the Manager fails to lease space for the
Branch Office within thirty (30) days of his/her execution of the Agreement or fails to open the Branch Office for business within sixty (60) days of his/her execution of this Agreement unless such failure is attributable to a failure of the Company's self regulatory organization to grant the necessary approvals (excluding any failure based on the Manager's not being licensed as a registered representative or a general securities principal or approved to be the Manager of the Branch Office);

                           (b) If the Manager is not qualified as a general
securities principal on or before the end of the forty-fifth day after the Company notifies the Manager that such qualification is required hereunder;

                           (c) Whenever the Company and Manager shall mutually
agree to termination in writing;

                           (d) Except as otherwise provided in Section 17(i)
hereof, on the death of Manager;

                           (e) Except as otherwise provided in Section 17(i)
hereof, if the Manager incurs a disability through physical or mental incapacity which renders the Manager incapable of performing his/her duties under this Agreement for a period of two (2) consecutive months or an aggregate of two (2) months during any four (4) month period. If any dispute arises as to the existence of a disability under this subparagraph 17(e), the same shall be resolved by the opinion of two licensed physicians, one selected by the Company and the other selected by the Manager. If the two physicians so selected cannot agree as to whether or not Manager is disabled,

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as defined herein, the two physicians so selected shall designate a third physician and a majority of the three physicians so selected shall conclusively determine whether the Manager is disabled.

                           (f) If Manager engages in "Gross Misconduct." For the
purposes of this Agreement, the term "Gross Misconduct" shall mean (i) any gross default, gross misfeasance, fraud or embezzlement; (ii) any substantial breach or non-observance of any of the covenants set forth herein; provided, any breach of Paragraph 14(a) hereof shall be deemed a substantial breach of this Agreement; further provided that in the event the Company gives the Manager written notice of a breach of a provision of this Agreement which notice contains a warning that a subsequent breach of the same provision will be deemed a substantial breach giving the Company the right to terminate this Agreement, any subsequent breach shall be deemed substantial and the Company may at any time thereafter terminate this Agreement; and further provided that notwithstanding the foregoing, the Company shall not be required to give any written or oral notice prior to exercising its right to terminate this Agreement for a substantial breach thereof; (iii) the immoderate use of alcohol on a habitual basis; (iv) the illegal use of a controlled substance on the premises of the Company or any of its Affiliates, or while engaged in any business related function which adversely affects the Manager's ability to perform services hereunder; (v) the commission of any act of sexual or racial harassment, the violation of any federal or state securities law or any rule or regulation of the Securities and Exchange Commission, the NASD, any state securities commission or any other governmental agency or authority, or any other act having the potential to expose the Company or any of its Affiliates to civil or criminal penalties or the Manager's conviction of a felony; (vi) absence from the business and affairs of the Company for any unreasonable period of time, without leave; or (vii) the willful disobedience or neglect of any of the Company's supervisory procedures, other internal policies or procedures or reasonable orders directions of the management or officers of the Company;

                           (g) If the Branch Office fails to effect at least
2,000 transactions per month for any three month period during the Term other than any three month period which includes any of the first six months of the Term; or

                           (h) If the Branch Office violates Paragraph 5(g)
hereof relating to electronic day trading training or fails to utilize its best efforts to have each of its customers attend the day trading training course offered by ATG, or any successor thereto, unless the Company has previously given the Manager a written waiver as to any particular customer in advance of the Company's effecting any transactions for the account of such customer.

                           (i) Sections 17(d) and (e) notwithstanding, upon the
death or disability of the Manager, this Agreement may be assigned by the Manager, his or her executor or personal representative to a person who is licensed by the applicable state and self regulatory organization to the extent necessary to serve as manager of the

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Branch Office, who is approved by the applicable self regulatory organization(s)
to do so, who is identified to the Company within sixty (60) days of the Manager's death or disability and who is acceptable to the Company in its sole and absolute discretion.

                  18. Other Obligations. The Manager agrees to utilize his/her best efforts to ensure that each customer of the Branch Office, prior to opening an account, attends ATG's day trading training program, unless All-Tech gives the Manager a written waiver of this requirement as to a particular customer in advance of the Company's effecting any transactions for the account of such customer.

                  19. Assignment. Except as otherwise provided in Section 17(i) hereof, the Manager may not assign this Agreement or any of his or her rights or duties hereunder, and any such purported assignment or assumption shall be null, void and of no effect. The foregoing notwithstanding, a Manager, if there be more than one Manager who is a party to this Agreement, may assign all or a portion of his or her rights and obligations to his or her co-Manager provided that the NASD does not object thereto. The Company may assign this Agreement to any registered broker/dealer, upon written notice to the Manager.

                  20. Entire Agreement; Modification. This instrument contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings. This Agreement may not be modified or amended except in a writing executed by the parties hereto. The Manager shall not unreasonably withhold his/her consent to such modifications to this Agreement as the Company reasonably believes are required from time to time by law, regulation or rule of any governmental agency, self regulatory authority or third party vendor, or any requirement imposed by the Company's clearing firm.

                  21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, when sent by telephone facsimile, receipt confirmed, or when mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses given above or at such other address for a party as shall be specified by notice given pursuant hereto.

                  22. Enforcement. Both parties recognize that the services to be rendered under this Agreement by the Manager are special, unique and of extraordinary character which gives them a peculiar value. In the event of the breach by the Manager of the terms and conditions of this Agreement to be performed by the Manager, then the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Manager or to enjoin the Manager from violating Paragraphs 14 and 15. Manager acknowledges that the Company will be irreparably damaged if he shall breach any of the terms of Paragraphs 14 or 15 and that the Company cannot be reasonably or adequately compensated in damages for any such breach. The Manager agrees that

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an injunction may be issued restraining any such breach by him/her, and that no bond or security shall be required in connection therewith. Manager further acknowledges that the Company's rights under this paragraph shall be enforceable in a court of equity by decree of specific performance. Such remedy, however, shall not be exclusive and shall be in addition to any other remedy that the Company may have. This Paragraph 22 shall survive the termination of this Agreement.

                  23. Applicable Law; Compliance. This Agreement and matters or issues collateral thereto shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed solely within such State. If any provision of this Agreement is found by a proper court to be in conflict with federal, state or local law, regulation or ordinance, or unreasonable in any respect, then such provision shall be considered amended to that considered lawful or reasonable by the court and, as amended, shall be enforced; all remaining terms and conditions shall continue in full force and effect.

                  24. Waiver. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

                  25. Arbitration. All controversies which may arise hereunder concerning the construction, performance or breach of this Agreement shall be determined by arbitration. Any arbitration under this Agreement shall be conducted in New York, New York, pursuant to the Federal Arbitration Act before NASD Regulation, Inc. in accordance with the rules then prevailing. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

                  26. Schedule A. Schedule A is annexed hereto and made a part hereof, and the provisions thereof supersede any provisions hereinbefore set forth.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ALL-TECH INVESTMENT GROUP, INC.


                                            By: _____________________________
                                                     Mark Shefts, President





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           RIDER AND SCHEDULE A TO BRANCH OFFICE MANAGEMENT AGREEMENT


                  This Rider and Schedule A to the Branch Office Management Agreement (the "Agreement") by and between All-Tech Investment Group, Inc. (the "Company") and and (collectively, the "Manager") is annexed thereto and made a part thereof. All terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. To the extent the provisions hereof are contrary to or vary the terms of the Agreement, the terms hereof shall supersede the terms of the Agreement.

1. The penultimate sentence of Section 7(g) of the Agreement is stricken in its entirety and the following sentence is substituted therefor:



2. and shall be jointly and severally liable for the obligations of the Manager under the Agreement and this Rider and Schedule A thereto.

3. The terms and conditions of this Rider and Schedule A are confidential and may not be disclosed by the Manager to any third party other than his legal counsel and accountant and, upon their request to any regulatory official with proper authorization to make such request. This Paragraph 3 shall survive the termination of the Agreement.

                                          ALL-TECH INVESTMENT GROUP, INC.



                                          By _____________________________
                                                   Mark Shefts, President





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